As filed with the Securities and Exchange Commission on July 1, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GigOptix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3674	26-2439072
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2300 Geng Road, Suite 250

Palo Alto, California 94303

(650) 424-1937

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Dr. Avi S. Katz

GigOptix, Inc.

2300 Geng Road, Suite 250

Palo Alto, California 94303

(650) 424-1937

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jeffrey C. Selman, Esq. Nixon Peabody LLP 2 Palo Alto Square 3000 El Camino Real, Suite 500 Palo Alto, California 94306-2016 (650) 320-7700	Steven E. Siesser, Esq. Lowenstein Sandler PC 1251 Avenue of the Americas New York, New York 10020 (212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒ 333-164740

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, $0.001 par value	$805,000	$57.40

(1)	Estimated pursuant to Rule 457(o) solely for purposes of calculating the registration fee. Includes shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.

(2)	Previously paid by registrant.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of an additional 460,000 shares of common stock of GigOptix, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the Company’s Registration Statement on Form S-1 (File No. 333-164740), originally filed with the Securities and Exchange Commission (the “Commission”) on February 5, 2010, and declared effective by the Commission on July 1, 2010 (as amended, the “Prior Registration Statement”). The contents of the Prior Registration Statement, including the exhibits thereto, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 1, 2010.

GIGOPTIX, INC.

By:	/s/ Avi Katz
Dr. Avi Katz, Chief Executive Officer and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Avi Katz, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of GigOptix, Inc. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Avi Katz Dr. Avi Katz	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 1, 2010

/s/ Ronald K. Shelton Ronald K. Shelton	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2010

/s/ C. James Judson C. James Judson	Director	July 1, 2010

/s/ Frank W. Schneider Frank W. Schneider	Director	July 1, 2010

/s/ Kimberly D.C. Trapp Kimberly D.C. Trapp	Director	July 1, 2010

/s/ Neil Miotto Neil Miotto	Director	July 1, 2010